Exhibit 99.1

Pioneer Power Solutions Acquires Control
of Titan Energy Worldwide, Inc.

Transaction Enhances Pioneer’s Size and Capabilities in the Critical Power Market; Adds Nationwide Network of Field Service Technicians for Onsite Power Systems

Fort Lee, NJ, December 2, 2014 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a manufacturer of specialty electrical transmission and distribution equipment for applications in the utility, industrial and commercial markets, and Titan Energy Worldwide, Inc. (OTC: TEWI) (“Titan”), a Minneapolis-based provider of sales and service for commercial and industrial-scale onsite power systems, including generators and associated switching equipment, today announced the acquisition of control of Titan by a subsidiary of Pioneer.

The transaction adds onsite power generation equipment to Pioneer’s portfolio of products and a national service capability to Pioneer’s scope of solutions, enabling its existing Critical Power business to more fully satisfy the needs of its customers with each equipment sale, while retaining and building a stream of multi-year, preventative maintenance contracts. Through Titan, Pioneer also becomes one of Generac’s (NYSE: GNRC) approximately thirty-five Industrial Power distributors in the U.S., with a designated market territory covering Minnesota, Iowa and Nebraska. As a result of the acquisition, Pioneer expects that its overall revenues from equipment sales and service of critical power projects will exceed $25 million in 2015, up from an estimated $5 million in 2014.

“This acquisition augments our existing critical power business, and should make our product and service offering more compelling in our fastest growing target market,” commented Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer. “We will now be able to offer our customers the option of a comprehensive ongoing service plan for their onsite power systems, whether or not they were originally manufactured or sold by Pioneer. In addition, we look forward to leveraging Titan’s national service network and its proprietary remote monitoring technology to build on Titan’s installed base of national account service customers, currently led by Target Stores and X/O Communications. We believe this recurring revenue stream is more scalable than our existing, project-driven business, and should therefore help reduce volatility in our quarterly results.”

“The transaction also serves to deepen our existing relationship with the Industrial Power division of Generac. We are very excited and proud of our expanded association with an industry leader like Generac, and believe our respective business goals align well towards mutual long-term benefits and success,” added Mr. Mazurek.

Mr. Mazurek continued, “Titan has a solid business with significant growth opportunities in its own right, but it has been hindered for years by a troubled balance sheet. With this challenge now removed and the benefit of Pioneer’s operational resources, we expect Titan’s team and business to be reinvigorated, just as other financially-distressed businesses acquired by Pioneer have been in recent years.” Mr. Mazurek continued, “To ensure this happens, Pioneer is committed to investing in the future stability and growth of Titan, including $2.5 million of working capital on day one, followed by additional investments in human capital to drive growth of Titan’s equipment and service sales businesses.”

Transaction Structure

Through a series of privately-negotiated transactions with existing shareholders of Titan, and the purchase of a new series of super-voting convertible preferred stock, Pioneer acquired voting control and the right to appoint the sole seat on Titan’s board of directors. Consequently, Titan’s financial results will become consolidated into Pioneer’s effective December 2, 2014. By the end of December, Pioneer intends to purchase the remainder of Titan’s preferred stock and debt from existing holders, followed by a statutory merger between Titan and a newly formed acquisition subsidiary of Pioneer. Titan will then cease to exist as a publicly-traded company and its common shareholders will receive cash of $0.0007 per share.

Pioneer preliminarily values the purchase price for the transaction at $6.8 million, which value includes the purchase of Titan’s equity and the estimated cost to purchase and/or repay all of Titan’s debt. The cash portion of the purchase price, together with an initial working capital infusion into Titan, are being financed by Pioneer through new borrowings under Pioneer’s existing bank credit facilities. A portion of the purchase price is also being financed through the issuance of approximately 300,000 shares of Pioneer’s common stock to holders Titan’s preferred stock and notes.

Financial Outlook

“Based on our conservative estimates at this point in time, we expect this acquisition to generate approximately $18 million of revenue during 2015 and be accretive to us from the standpoint of core EPS,” commented Andrew Minkow, Pioneer’s Chief Financial Officer. “These current estimates do not yet take into account any integration cost savings between Titan’s operations and our own, assumptions which we are still refining. Instead, our expectation that Titan will be accretive is driven mostly by organic growth within its own business, particularly through the scalability of its national service account revenues, as well as through its strategic alignment with Pioneer Critical Power Inc. We will further update and clarify these assumptions when we issue 2015 guidance in March next year, in connection with announcing our full year 2014 results.”

About Titan Energy Worldwide, Inc.

Titan Energy Worldwide is engaged in the sales, service, and management of onsite power generation assets for industrial, commercial, and institutional customers. Since its founding, Titan has provided thousands of customers with advanced power generation equipment, including generator sets, automatic transfer switches and paralleling switchgear, to enable customer operations to continue uninterrupted during times of power failures or disasters. Titan has also established a professional field service organization that helps customers to maintain, repair and manage their power generation assets nationally. Titan is headquartered in Minneapolis, MN, and operates from four additional locations in Iowa, Nebraska, Miami and the New York metro area. For more information, please visit the company's website at www.titanenergy.com.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a manufacturer of specialty electrical transmission and distribution equipment and provides through its subsidiaries a broad range of custom-engineered and general purpose solutions for electrical applications in the utility, industrial and commercial markets. The Company is headquartered in Fort Lee, New Jersey and operates from eight additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the Company's ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company's dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company's results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company's Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's revenues, (vii) the Company's ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (x) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (xi) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company's markets and the Company's ability to access capital markets, (xiii) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company's profitability, (xiv) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours and (xv) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

-3-